Exhibit 99.1

NEWS RELEASE
BROOKFIELD HOMES REPORTS 2010 THIRD QUARTER RESULTS
Investors, analysts and other interested parties can access Brookfield Homes Corporation’s Supplemental Information Package on the company’s website under the Investor Relations/Financial Reports section at www.brookfieldhomes.com. Brookfield Homes Corporation’s third quarter investor conference call can be accessed by teleconference on Friday, October 29, 2010 at 3:30 pm (Eastern Time) at 1-800-319-4610, toll free in North America or 1-604-638-5340. The archived teleconference may be accessed by dialing 1-800-319-6413 (Pincode: 2818), toll free in North America through November 29, 2010. Alternatively, the conference call can be accessed by Webcast on the company’s website at www.brookfieldhomes.com.
Fairfax, Virginia, October 29, 2010 — (BHS: NYSE) Brookfield Homes Corporation (“Brookfield Homes”) today announced net new orders and financial results for the quarter ended September 30, 2010:

	Three Months Ended Sept. 30		Nine Months Ended Sept. 30
Unit Activity	2010	2009	2010	2009

Home closings	98	192	389	435
Net new home orders	87	208	372	627
Active selling communities (end of period)	20	29	20	29
Backlog of homes (units at end of period)	170	326	170	326
Average home selling price	$651,000	$468,000	$516,000	$477,000
Lot sales to homebuilders	127	55	215	234

*	Unit information includes unconsolidated entities
•	The overall average selling price increased by 8% for the nine months ended September 30, 2010, compared to the same period in 2009, primarily due to the change in product mix in California and the Washington D.C. area, while home closings decreased by 11% over the same period.

Results of Operations	Three Months Ended Sept. 30		Nine Months Ended Sept. 30
(Millions, except per share amounts)	2010	2009	2010	2009

Housing revenue	$64	$89	$200	$206
Total revenue	75	99	216	231
Impairments and write-offs	—	10	—	18
Gross margin	13	5	37	10
Net loss attributable to Brookfield Homes Corporation	(0.5)	(0.9)	(0.4)	(11.0)
Loss per share — diluted*	$(0.19)	$(0.22)	$(0.53)	$(0.73)

*	Diluted loss per share is after preferred dividends
•	Housing revenue for the nine months ended September 30, 2010 was $200 million, compared to $206 million for the nine months ended September 30, 2009.
•	The company did not record any impairments during the nine months ended September 30, 2010, compared to $18 million for the same period in 2009.

•	Net loss attributable to Brookfield Homes for the three months ended September 30, 2010 was $0.5 million or a diluted loss of $0.19 per share after preferred dividends, compared to a net loss of $0.9 million or $0.22 per share for the three months ended September 30, 2009.
•	Net loss attributable to Brookfield Homes for the nine months ended September 30, 2010 was $0.4 million or a diluted loss of $0.53 per share after preferred dividends, compared to a net loss of $11.0 million or $0.73 per share for the nine months ended September 30, 2009.
Operating Highlights and Recent Developments
•	The company has exceeded its goal to entitle a total of 1,500 lots during the two year period ending in 2010 — 1,061 lots were entitled in 2009, and 671 lots have been entitled during the nine months ended September 30, 2010.
•	Brookfield Homes currently sells from 20 active communities compared to 29 at September 30, 2009.
•	At September 30, 2010, the company owned or controlled 26,510 lots, an increase of 2,265 lots from December 31, 2009.
•	A summary of lots owned or controlled under option, by region, follows:

	Housing & Land		Unconsolidated Entities		Total Lots	Total Lots
(Lots)	Owned*	Options	Owned	Options	9/30/2010	12/31/2009

Northern California	3,298	4,950	—	—	8,248	6,951
Southland/Los Angeles	938	582	590	1,987	4,097	3,262
San Diego/Riverside	8,680	200	52	—	8,932	8,853
Washington D.C. Area	2,627	1,165	1,187	—	4,979	4,916
Corporate and Other	196	—	58	—	254	263

Total September 30, 2010	15,739	6,897	1,887	1,987	26,510

Entitled Lots	11,492	1,365	1,833	623	15,313	14,454
Unentitled Lots	4,247	5,532	54	1,364	11,197	9,791

	15,739	6,897	1,887	1,987	26,510	24,245

Total December 31, 2009	14,233	6,279	1,746	1,987		24,245

*	Includes consolidated options
Combination with BPO Residential
On October 5, 2010, Brookfield Properties Corporation (“Brookfield Office Properties”) and Brookfield Homes announced that they had entered into a definitive agreement to combine Brookfield Homes and the North American residential land and housing division of Brookfield Office Properties (“BPO Residential”) into Brookfield Residential Properties Inc. (“Brookfield Residential”).
Completion of the transaction is subject to regulatory approval in the United States and Canada, the approval of the holders of a majority of the outstanding Brookfield Homes’ common stock and other customary closing conditions. Brookfield Asset Management Inc. beneficially owns, through Brookfield Residential, sufficient shares to approve the transaction and has agreed to vote in favor of the transaction at the Brookfield Homes’ stockholders meeting.
On October 12, 2010, Brookfield Residential filed a registration statement with the U.S. Securities and Exchange Commission (“SEC”), which includes a proxy statement/prospectus and other relevant documents concerning the proposed transaction. Shareholders of Brookfield Homes are urged to read the proxy statement/prospectus and any amendments thereto, and any other relevant documents filed with the SEC because they will contain important information relating to Brookfield Homes, BPO Residential and the proposed transaction. The document can be obtained free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by Brookfield Homes, including periodic reports and current reports, free of charge by requesting them in writing from

Brookfield Homes, 8500 Executive Park Avenue, Suite 300, Fairfax, Virginia 22031, Attention: Linda Northwood, or by telephone at (858) 481-2567; e-mail: investorrelations@brookfieldhomes.com.
The respective directors and executive officers of Brookfield Homes, Brookfield Office Properties and Brookfield Residential and other persons may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding Brookfield Homes’ directors and executive officers is available in its proxy statement filed with the SEC on February 26, 2010. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.
Outlook
The increase in closings during the first half of 2010 were partly a result of homebuyers taking advantage of the short-term government stimulus programs. Since then, the sales pace has declined. In the long term, we expect demographics, improved consumer confidence and increased employment will result in higher housing starts as the markets slowly recover.
Owning entitled and/or developed lots in supply-constrained markets places Brookfield Homes in a strong position as the markets improve. The company’s goals for 2010 remain:
•	Continue to monetize the company’s inventory, targeting $90 million of net cash from operating activities. Net cash flow from operating activities for the nine months ended September 30, 2010, excluding the purchase of new projects for $24 million, was $58 million.

•	Increase lots controlled in certain strategic market areas. During the nine months ended September 30, 2010, the company increased the lots controlled by 2,265 lots, principally in Northern California and the Southland/Los Angeles area.

•	Continue to meet the challenges presented in the market and position Brookfield Homes to return to profitability, with higher overall gross margins as capital is invested in new homebuilding communities. Housing gross margins for the nine months ended September 30, 2010 were 17%, compared to 11% (before impairments) for the nine months ended September 30, 2009.
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Brookfield Homes Corporation
Brookfield Homes Corporation is a land developer and homebuilder. We entitle and develop land for our own communities and sell lots to third parties. We also design, construct and market single-family and multi-family homes primarily to move-up homebuyers. Our portfolio includes over 26,000 lots owned and controlled in the Northern California; Southland / Los Angeles; San Diego / Riverside; and Washington D.C. Area markets.

Contact Information:
Linda Northwood
Director, Investor Relations
Tel: 858-481-2567
Email: lnorthwood@brookfieldhomes.com
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This news release shall not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. The securities referenced herein have not been registered under the United States Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold within the United States absent registration or an applicable exemption from the registration requirements of such Act or laws.
Note: Certain statements in this press release that are not historical facts, including, without limitation, information concerning the potential combination with BPO Residential, and the benefits thereof, information concerning possible or assumed future results of operations of the company, the company’s 2010 outlook, the company’s 2010 goals, targeted 2010 operating cash flow, the entitlement and monetization of lots (and the timing thereof), the company’s future outlook and growth plans including gross margins, profitability, acquisitions and lots controlled, and those statements preceded by, followed by, or that include the words “believe,” “planned,” “anticipate,” “should,” “goals,” “expected,” “potential,” “estimate,” “targeted,” “scheduled” or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Undue reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from the anticipated future results expressed or implied by such forward-looking statements. There can be no assurance that the proposed transaction will be consummated or that the anticipated benefits will be realized. The proposed transaction is subject to various regulatory approvals and the fulfillment of certain conditions, and there can be no assurance that such approvals will be obtained and/or such conditions will be met. Factors that could cause actual results to differ materially from those set forward in the forward-looking statements include, but are not limited to: failure to obtain required regulatory and shareholder approvals; failure to realize anticipated benefits of the merger; changes in general economic, real estate and other conditions; mortgage rate changes; availability of suitable undeveloped land at acceptable prices; adverse legislation or regulation; ability to obtain necessary permits and approvals for the development of our land; availability of labor or materials or increases in their costs; ability to develop and market our master-planned communities successfully; confidence levels of consumers; ability to raise capital on favorable terms; adverse weather conditions and natural disasters; relations with the residents of our communities; risks associated with increased insurance costs or unavailability of adequate coverage and ability to obtain surety bonds; competitive conditions in the homebuilding industry, including product and pricing pressures; and additional risks and uncertainties referred to in our Form 10-K and other SEC filings, many of which are beyond our control. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Brookfield Homes Corporation
Consolidated Statements of Operations

	Three Months Ended		Nine Months Ended
	September 30		September 30
(thousands, except per share amounts) (unaudited)	2010	2009	2010	2009

Revenue
Housing	$63,753	$88,402	$199,749	$205,814
Land	10,834	10,141	16,180	25,009

Total revenue	74,587	98,543	215,929	230,823
Direct cost of sales
Housing	(52,994)	(75,767)	(166,017)	(182,657)
Land	(8,500)	(8,579)	(12,654)	(20,801)
Impairment of housing and land inventory and write-off of option deposits	—	(9,580)	—	(17,738)

	13,093	4,617	37,258	9,627
Selling, general and administrative expense	(12,559)	(11,504)	(38,692)	(36,778)
(Loss) / equity in earnings from unconsolidated entities	(228)	(535)	(285)	1,593
Impairment of investments in unconsolidated entities	—	(1,268)	—	(12,886)
Other (expense) / income	(799)	(1,035)	769	9,915

Loss before income taxes	(493)	(9,725)	(950)	(28,529)
Income tax (expense) / recovery	(179)	6,169	(256)	12,373

Net loss	$(672)	$(3,556)	$(1,206)	$(16,156)
Less net loss attributable to non-controlling interest & other interests in consolidated subsidiaries	120	2,646	778	5,124

Net loss attributable to Brookfield Homes Corporation	$(552)	$(910)	$(428)	$(11,032)

Loss per share
Basic and diluted	$(0.19)	$(0.22)	$(0.53)	$(0.73)

Weighted average common shares outstanding
Basic and diluted	29,655	26,777	28,894	26,770

Brookfield Homes Corporation
Condensed Consolidated Balance Sheets

	As at
	September 30,	December 31,
(thousands, except per share amounts) (unaudited)	2010	2009

Assets
Housing and land inventory	$854,012	$835,263
Investments in unconsolidated entities	129,318	92,477
Receivables and other assets	19,014	61,744
Restricted cash	7,351	7,485
Deferred income taxes	39,075	40,112

	$1,048,770	$1,037,081

Liabilities and Equity
Project specific and other financings	$392,060	$381,567
Accounts payable and other liabilities	126,950	122,190

Total liabilities	519,010	503,757
Other interests in consolidated subsidiaries	43,873	47,011
Total equity	485,887	486,313

	$1,048,770	$1,037,081

Debt to equity capitalization	43%	42%

Book value per share, as converted and diluted	$7.43	$7.58

Brookfield Homes Corporation
Consolidated Statements of Cash Flow

	Three Months Ended		Nine Months Ended
	September 30		September 30
(thousands) (unaudited)	2010	2009	2010	2009

Cash flows from / (used in) operating activities
Net loss	$(672)	$(3,556)	$(1,206)	$(16,156)
Adjustments to reconcile net loss to net cash from operating activities:
Distributed / (undistributed) income from unconsolidated entities	254	859	306	(1,362)
Deferred income taxes	(1,843)	(3,160)	1,037	(9,556)
Impairment of housing and land inventory and write-off of option deposits	—	9,580	—	17,738
Impairment of investments in unconsolidated entities	—	1,268	—	12,886
Stock option compensation costs	314	76	742	468
Other changes in operating assets and liabilities:
Decrease / (increase) in receivables and other assets	(436)	(4,529)	42,730	58,769
Decrease / (increase) in housing and land inventory	(8,925)	17,235	(20,688)	17,267
Increase / (decrease) in accounts payable and other liabilities	2,678	10,136	10,979	(11,484)

Net cash provided by / (used in) operating activities	(8,630)	27,909	33,900	68,570

Cash flows from / (used in) investing activities
Net investments in unconsolidated entities	(27,839)	(2,693)	(40,413)	(3,848)
Restricted cash	134	(7,483)	134	(7,483)

Net cash used in investing activities	(27,705)	(10,176)	(40,279)	(11,331)

Cash flows (used in) / from financing activities
Net borrowings / (repayments) under project specific and other financings	38,778	(18,588)	10,493	(304,496)
Net contributions / (distributions) from non-controlling interest	(2,443)	325	(4,207)	1,003
Preferred stock issuance, net of issuance costs	—	—	—	249,688
Preferred stock dividends paid in cash	—	—	—	(3,500)
Exercise of stock options	—	66	93	66

Net cash provided by / (used in) financing activities	36,335	(18,197)	6,379	(57,239)

Decrease in cash and cash equivalents	—	(464)	—	—
Cash and cash equivalents at beginning of period	—	464	—	—

Cash and cash equivalents at end of period	$—	$—	$—	$—

Supplemental cash flow information
Interest paid	$7,185	$8,723	$22,925	$27,707
Income taxes recovered	$—	$323	$42,766	$61,023